                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-KA



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported)  DECEMBER 31, 1996



                        INTEGRATED SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)





              DE                     1-11900               75-2422983
       State or other              Commission            I.R.S. Employer
       jurisdiction               File Number)          Identification No.)
       of incorporation)



       8200 SPRINGWOOD DRIVE, SUITE 230, IRVING, TX               75063
       (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code       (214) 444-8280



         (Former name or former address, if changed since last report.)

Item 2.       Acquisition or Disposition of Assets.

       On December 31, 1996, Integrated Security Systems, Inc. (the "Company") acquired Golston Company, Inc. ("GCI") with approximate revenues of $3.9 million, a vertically integrated manufacturer of specialty products for the financial and health care industries. This acquisition was accounted for as a purchase and the Company's consolidated financial statements will be included in Form 10-KSB for the year ended December 31, 1996. ISSI purchased 100% of GCI stock for approximately $4.8 million of combined cash and seller notes and assumed approximately $650,000 in debt. The purchase price was arrived at by negotiation to achieve improved revenue, profits and liquidity for the company, and retirement from the business for the seller. The real estate and facilities occupied by GCI were also acquired for an additional $1.5 million in cash. To fund the transactions, $4.6 million of convertible debentures were placed with two funds advised by Dallas-based Renaissance Capital Group, Inc. The debentures have a maturity of seven years, and, until converted, carry an annual interest rate of nine percent. No principal payments are due on the debentures during the first three years. The debentures may be exchanged for ISSI Common Stock at a conversion price of $1.05 per share. To complete the funding, an additional $660,000 of ISSI Common Stock was privately placed through Perry, Nestman & Doshier, L.L.C., a financial advisory firm, at $1.10 per share. The Company intends to continue GCI operations as previously conducted.


Item 7.       Financial Statements.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                      Page
Integrated Security Systems, Inc.
Consolidated Pro Forma Statement of Operations for the years ended December 31, 1996                                    3

Report of Independent Accountants                                                                                       4

Golston Company, Inc. Balance Sheets as of June 30, 1996 and 1995                                                       5

Golston Company, Inc. Statements of Operations for the years ended June 30, 1996 and 1995                               6

Golston Company, Inc. Statements of Stockholders' Equity for the years ended June 30, 1996 and 1995                     7

Golston Company, Inc. Statements of Cash Flows for the years ended June 30, 1996 and 1995                               8

Notes to Financial Statements                                                                                        9-14

Golston Company, Inc.
Consolidated Statements of Operations for the six months ended December 31, 1996                                       15

                        INTEGRATED SECURITY SYSTEMS, INC.
                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996
                                   (Unaudited)
                   ($ in thousands, except per share amounts)

On December 31, 1996, the Company acquired all the outstanding capital stock of GCI. The pro forma consolidated statement of operations for the year ended December 31, 1996 is presented as if the Company had acquired GCI on January 1, 1996, and gives effect to the related financing. The pro forma consolidated statement of operations should be read in conjunction with the financial statements of the Company and GCI, including the related footnotes thereto, appearing elsewhere in this Prospectus. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on January 1, 1996, nor is it indicative of the Company's future results. The pro forma information also does not reflect either the issuance of shares in connection with this Offering and the contemplated use of proceeds therefrom, or the conversion or exercise of any of the Company's outstanding convertible preferred stock or warrants.

                                                                                                   Pro Forma
                                                     ISSI          Golston      Adjustments       Consolidated
                                                  -----------    -----------    -----------       -----------
Sales                                             $     9,054    $     4,294                      $    13,348

Cost of Sales                                           5,184          1,535            432(A)          7,151
                                                  -----------    -----------    -----------       -----------
Gross Margin                                            3,870          2,759           (432)            6,197

Operating Expenses                                      3,929          2,077           (890)(B)         5,116
                                                  -----------    -----------    -----------       -----------

Income (loss) from Operations                             (59)           682            458             1,081

Other Income (Expense)                                   (252)           (37)          (552)(C)          (841)
                                                  -----------    -----------    -----------       -----------

Income (loss) from Continuing
   Operations Before Tax                                 (311)           645            (94)              240
Income Tax                                                 12           (234)           234(D)             12
Discontinued Operations                                    23           --             --                  23
                                                  -----------    -----------    -----------       -----------
Net Income                                        $      (276)   $       411    $       140       $       275
                                                  ===========    ===========    ===========       ===========


Weighted Average Shares Outstanding                 5,122,878                                       5,847,191

                 Net Income Per Share
                        Continued Operations      $      (.05)                                    $      0.05
                        Discontinued Operations           .00                                            0.00
                                                  -----------                                     -----------
                               Total              $      (.05)                                    $      0.05
                                                  ===========                                     ===========



             NOTES TO CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

The following describes the assumptions used in determining the pro forma adjustments necessary to give effect on a pro forma basis to the transaction described above:

(A) Adjustment to depreciation of fixed assets arising from the Golston acquisition based on useful lives varying from 3-7 years.
(B) Adjustment to depreciation of fixed assets arising from the Golston acquisition based on useful lives of 5 years and goodwill amortization reducted by an adjustment to operating expense for employees terminated as of December 31, 1996 with consolidation of the businesses.
(C) Interest related to $6.1 million of obligation incurred in connection with the acquisition with interest rate of 9%.
(D) Adjustment from utilization of parent company losses to offset federal income taxes.

                        REPORT OF INDEPENDENT ACCOUNTANTS



September 30, 1996



To the Board of Directors and
Shareholders of Golston Company, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations and stockholders' equity and of cash flow present fairly, in all material respects, the financial position of Golston Company, Inc. at June 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Dallas, Texas
PRICE WATERHOUSE LLP

                              GOLSTON COMPANY, INC.
                                 BALANCE SHEETS

                                                                June 30,
                                                         -----------------------
                                                            1996         1995
                                                         ----------   ----------
                                     ASSETS

Current assets:
       Cash and cash equivalents                         $  124,901   $  255,302
       Accounts receivable                                  481,045      357,070
       Interest receivable from related party                42,329         --
       Inventories                                          409,839      508,724
       Other current assets                                  61,216       36,306
                                                         ----------   ----------
              Total current assets                        1,119,330    1,157,402

Property and equipment, net                               2,048,720    1,836,652
Intangible assets, net                                        3,833        4,500
Note receivable from related party                          671,824         --
Other assets                                                    150        1,560
                                                         ----------   ----------
              Total assets                               $3,843,857   $3,000,114
                                                         ==========   ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable                                  $   45,090   $    8,908
       Accrued liabilities                                  169,576      208,630
       Deferred revenue                                     135,515      144,267
       Current portion of long-term debt                    170,624      120,084
                                                         ----------   ----------
Total current liabilities                                   520,805      481,889
                                                         ----------   ----------


Long term liabilities:
       Deferred tax liability                               148,504      112,923
       Long-term debt                                       594,857      464,965
                                                         ----------   ----------
              Total long term liabilities                   743,361      577,888
                                                         ----------   ----------


Stockholders' equity:
       Common stock, $1.00 par
value, 100,000 shares authorized,
         1,000 shares issued and outstanding                  1,000        1,000
       Retained earnings                                  2,578,691    1,939,337
                                                         ----------   ----------
          Total stockholders' equity                      2,579,691    1,940,337
                                                         ----------   ----------
            Total liabilities and stockholders' equity   $3,843,857   $3,000,114
                                                         ==========   ==========


    The accompanying notes are an integral part of the financial statements.

                             GOLSTON COMPANY, INC.
                            STATEMENTS OF OPERATIONS

                                                 For the Year Ended
                                                     June 30,
                                             --------------------------
                                                1996           1995
                                             -----------    -----------
Sales and revenues:
       Product sales                         $ 2,203,029    $ 2,074,110
       Service revenues                        1,688,313      1,492,776
                                             -----------    -----------
                                               3,891,342      3,566,886
                                             -----------    -----------
Cost of sales and revenues:
       Product sales                             879,572        793,752
       Service revenues                          666,618        559,161
                                             -----------    -----------
                                               1,546,190      1,352,913
                                             -----------    -----------

Gross margin                                   2,345,152      2,213,973
                                             -----------    -----------

Operating expenses:
       Selling, general and administrative     1,290,244      1,254,421
                                             -----------    -----------
                                               1,290,244      1,254,421
                                             -----------    -----------

Income from operations                         1,054,908        959,552

Other income (expense):
       Interest income from related party         42,329           --
       Interest income                             1,997          1,506
       Interest expense                          (86,922)       (79,635)
       Other                                     (23,765)       (46,559)
                                             -----------    -----------

Income before income taxes                       988,547        834,864
Provision for income taxes                      (349,193)      (298,120)
                                             -----------    -----------
Net income                                   $   639,354    $   536,744
                                             ===========    ===========







    The accompanying notes are an integral part of the financial statements.

                             GOLSTON COMPANY, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                   Common Stock       Retained
                                Shares     Amount     Earnings       Total
                              -----------------------------------------------
Balances at June 30, 1994        1,000   $    1,000   $1,402,593   $1,403,593

Net income                     536,744      536,744
                              -----------------------------------------------
Balances at June 30, 1995        1,000   $    1,000   $1,939,337   $1,940,337

Net income                     639,354      639,354
                              -----------------------------------------------
Balances at June 30, 1996        1,000   $    1,000   $2,578,691   $2,579,691
                              ===============================================


    The accompanying notes are an integral part of the financial statements.

                              GOLSTON COMPANY, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                   For the Year Ended
                                                                                        June 30,
                                                                               --------------------------
                                                                                 1996           1995
                                                                               -----------    -----------
Cash flows from operating activities:
       Net income                                                              $   639,354    $   536,744

       Adjustments to reconcile net income to net cash provided
        by operating activities:
              Depreciation                                                         214,047        175,130
              Amortization                                                             667            667
              Deferred income taxes                                                 35,581          7,445
              Changes in operating assets and liabilities:

                     Accounts receivable                                          (123,975)       (32,638)

                     Inventories                                                    98,885        (45,470)
                     Other assets                                                  (23,500)        (3,855)
                     Accounts payable                                               36,182        (54,687)
                     Accrued liabilities                                           (39,054)       (86,651)

                     Deferred revenue                                               (8,752)        37,430
                                                                               -----------    -----------
                            Net cash provided by operating activities              829,435        534,115
                                                                               -----------    -----------


Cash flows from investing activities:
       Purchase of property and equipment                                         (426,115)      (206,941)

       Loan to related party                                                      (671,824)          --
       Interest receivable from related party                                      (42,329)          --
                                                                               -----------    -----------
                            Net cash used by investing activities               (1,140,268)      (206,941)
                                                                               -----------    -----------


Cash flows from financing activities:
       Payments on notes payable and long-term debt                               (169,608)          --

       Proceeds from notes payable and long-term debt                              350,040       (201,423)
                                                                               -----------    -----------
                            Net cash provided (used) by financing activities       180,432       (201,423)
                                                                               -----------    -----------
Increase (decrease) in cash and cash equivalents                                  (130,401)       125,751
Cash and cash equivalents at beginning of year                                     255,302        129,551
                                                                               -----------    -----------
Cash and cash equivalents at end of year                                       $   124,901    $   255,302
                                                                               ===========    ===========







    The accompanying notes are an integral part of the financial statements.

GOLSTON COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS


1.     ORGANIZATION AND DESCRIPTION OF BUSINESS

       Golston Company, Inc. ("Golston" or the "Company") was founded in 1976 and incorporated as a Texas corporation in 1979. Its primary business has been to design, manufacture, and supply pneumatic tube carriers to the financial industry for use in the retail drive-up banking centers for commercial banks, savings and loans, and credit unions. More recently, the Company has expanded its pneumatic tube carrier business to the medical services industry, supplying a proprietary line of carriers to hospitals and other medical facilities. The Company distributes its products through sales to original equipment manufacturers of pneumatic carrier systems, to dealers and distributors, and, through telemarketing, directly to end-users.

       The Company's sales are primarily to the banking and hospital industries. Sales are dependent on customer orders and requests.

2.     SIGNIFICANT ACCOUNTING POLICIES

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents is comprised of highly liquid instruments with maturities of three months or less.

       REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE

       The Company recognizes revenue from sales at the time of shipment. The Company's accounts receivable are generated from a large number of customers in the financial and medical services industries. Based on management's analysis of accounts receivable, including consideration of the Company's historical collection experience, no allowance for doubtful accounts is necessary at June 30, 1996 or 1995. During 1996 and 1995, respectively, a single customer accounted for greater than 10% of the Company's revenues ($600,000 and $650,000).

       The Company records deferred revenue related to a service to provide the use of temporary facilities in the event of a disaster by the retail banking industry. Revenues related to these services is recognized ratably over the term of the agreement.

       INVENTORIES

       Inventories consist of the costs of raw materials, work-in-process and finished goods and are carried at the lower of cost using the first-in, first-out method or market. Labor and overhead costs are allocated to work-in-process and finished goods inventories based on total labor and overhead costs divided by the number of units produced.

       OTHER ASSETS

       Other assets consist of certain prepaid expenses and the cash value of a life insurance policy for an officer of the Company. The cash value of the policy was $35,822 and $32,618 at June 30, 1996 and 1995, respectively.

       PROPERTY AND EQUIPMENT AND DEPRECIATION

       Property and equipment are recorded at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method. Estimated useful lives range from 3 to 20 years.

GOLSTON COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS


       INTANGIBLE ASSETS AND AMORTIZATION

       Goodwill resulting from the acquisition of MPA Systems ("MPA") in 1987 is amortized using the straight-line method over a period of fifteen years. Goodwill amortization for the years ended June 30, 1996 and 1995, was $667 and $667, respectively. Accumulated amortization at June 30, 1996 and 1995 was $6,167 and $5,500, respectively.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying values of the Company's accounts receivable, notes receivable, accounts payable, and long-term debt approximate the fair values of such financial instruments.

       ESTIMATES

       The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual amounts could differ from these estimates.

       STATEMENT OF CASH FLOWS

       Supplemental cash flow information for the year ended June 30:

                                               1996                  1995
                                            ------------          ------------

       Cash paid for interest expense      $      86,922        $      70,728

       Cash paid for income taxes          $      391,013       $      311,904

GOLSTON COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS


3.     COMPOSITION OF CERTAIN BALANCE SHEET ACCOUNTS

       The composition of certain balance sheet accounts is as follows at June
       30:

                                          1996           1995
                                      -----------    -----------
Inventories:
       Raw materials                  $    40,046    $    94,686
       Work-in-process                    250,491        253,156
       Finished goods                     119,302        160,882
                                      -----------    -----------
                                      $   409,839    $   508,724
                                      ===========    ===========

Property and Equipment:
       Building and leasehold         $   509,273    $   509,273

       Automotive                           5,477         14,060
       Machinery and equipment          1,198,166      1,166,459

       Office equipment                   112,060        109,676

    MPA Equipment and fixtures             62,686         48,823

       MPA Units                        1,320,275        917,067
       MPA Unit in construction              --           16,590

       Molds in progress                    3,769          3,642
                                      -----------    -----------

                                        3,211,706      2,785,590
Less: accumulated depreciation         (1,162,986)      (948,938)
                                      -----------    -----------
                                      $ 2,048,720    $ 1,836,652
                                      ===========    ===========

Accrued liabilities:
       Federal income taxes payable   $    91,218    $   154,407

       Accrued compensation                42,342         12,185

       Customer damage deposits            23,060         24,145

       Other                               12,956         17,893
                                      -----------    -----------

                                      $   169,576    $   208,630
                                      ===========    ===========

GOLSTON COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS


4.     LONG-TERM DEBT

       Long-term debt consists of the following at June 30:

                                                                                                 1996                         1995
                                                                                             ------------          ------------
                        Term note payable to a bank; due in monthly principal
                        and interest installments of $7,397 through February
                        2000; interest at 10.24% at June 30, 1996 and 1995;
                        secured by
                        equipment; guaranteed by principal stockholder                       $    207,364          $    269,429
                                                                                             ------------          ------------

                        Term note payable to a bank; due in monthly principal
                        and interest installments of $1,945 through April 1999;
                        interest at 11.31% at June 30, 1996 and 1995; secured
                        by
                        equipment; guaranteed by principal stockholder                             58,301                74,066

                        Term note payable to a bank; due in monthly principal
                        and interest installments of $1,673 through October
                        2002; interest at the lender's prime rate plus 1%
                        (10.25% at June 30, 1996); secured by buildings;
                        guaranteed by
                        principal stockholder                                                      93,259                    --

                        Term note payable to a bank; due in monthly principal
                        and interest installments of $1,673 through October
                        2002; interest at the lender's prime rate plus 1%
                        (10.25% at June 30, 1996); secured by buildings;
                        guaranteed by principal stockholder                                        93,259                    --


                        Term note payable to a bank; due in monthly principal
                        and interest installments of $1,669 through November
                        2002; interest at the lender's prime rate plus 1%
                        (10.25% at June 30, 1996); secured by buildings and
                        accounts receivables; guaranteed by principal stockholder                  92,843                    --


                        Term note payable to a bank; due in monthly principal
                        and interest installments of $7,448 through July 1998;
                        interest at the lender's prime rate plus .5% (10.5% at
                        June 30, 1996 and 9.87 % at June 30, 1995); secured by
                        buildings; guaranteed by principal stockholder                            171,204               241,554

                        Term note payable to a bank; due in monthly principal
                        and interest installments of $825 through April 2003;
                        interest at the lender's prime rate plus 1% (10.25% at
                        June 30, 1996); secured by buildings;  guaranteed
                        by principal                                                               49,251                    --
                                                                                             ------------          ------------
                        stockholder

                                                                                                  765,481               589,049
                        Less current portion                                                    (170,624)             (120,084)
                                                                                             ------------          ------------
                        Long-term portion                                                    $    594,857          $    464,965
                                                                                             ============          ============

GOLSTON COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS


       Payments required under all long-term debt outstanding at June 30, 1996 are as follows:


                    Fiscal years ended June 30:
                             1997                               $      170,624
                             1998                                      209,206
                             1999                                      141,279
                             2000                                      101,213
                             2001                                       57,478
                          Thereafter                                    85,681
                                                                --------------
                                                                $      765,481
                                                                ==============


5.     INCOME TAXES

       The income tax provision is comprised of the following:

                                                  1996       1995
                                                --------   --------
Current:
       Federal                                  $295,218   $290,675
       State                                      18,394       --
                                                --------   --------
                                                $313,612   $290,675
                                                --------   --------
Deferred:
       Federal                                  $ 35,581   $  7,445
       State                                        --         --
                                                --------   --------
                                                  35,581      7,445
                                                --------   --------
Tax expense                                     $349,193   $298,120
                                                ========   ========


       A reconciliation of the income tax provision and the amount computed by applying the federal statutory tax rate to income before income taxes is as follows:

                                                          1996         1995
                                                       ---------    ---------
Tax expense at federal statutory rate                  $ 345,991    $ 292,202
State  income  tax  provision,  net  of federal  tax      12,140         --
benefit
Permanent differences                                      4,037        1,380
Other                                                    (12,975)       4,538
                                                       ---------    ---------
                                                       $ 349,193    $ 298,120
                                                       =========    =========

GOLSTON COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS


       Deferred tax assets are subject to a valuation allowance if their realization is less likely than not. Deferred tax assets (liabilities) are comprised of the following at June 30, 1996 and 1995:


                                                1996         1995
                                              ---------    ---------
Gross deferred tax liability - Depreciation   $(226,472)   $(173,166)
                                              ---------    ---------

Inventory                                        21,693       11,193
Deferred income                                  46,075       49,050
Bonus Accrual                                    10,200         --
                                              ---------    ---------
Gross deferred tax asset                         77,968       60,243
Valuation allowance                                --           --
                                              ---------    ---------
Net deferred tax liability                    $(148,504)   $(112,923)
                                              =========    =========


6.     CONTINGENCIES

       An officer of the Company has alleged that the Company has breached an oral agreement to sell the Company to the officer and has asserted a claim for emotional distress. The Company is disputing these claims. Management believes that the maximum loss contingency is immaterial.


7.     RELATED PARTY TRANSACTIONS

       During the fiscal year ended June 30, 1996, a note receivable in the amount of $671,824 resulted from a transaction between the Company and Golston Family Partners Ltd. for the purpose of Golston Family Partners Ltd. purchasing the MPA Modular, L.L.C. manufacturing business. The Company's shareholder and President owns an interest in Golston Family Partners Ltd. and MPA Modular, L.L.C. Accrued interest receivable of $42,329 is recorded at June 30, 1996. The note bears interest at 10.25% and is scheduled for repayment, including accrued interest, upon the sale of Golston. The note is unsecured.


8.     PENDING SALE OF COMPANY

       The Company's Board of Directors has approved the sale of the Company to Integrated Security Systems, Inc. ("ISSI") effective October 24, 1996. ISSI is purchasing all of the stock of the Company and the real estate and property currently leased by the Company from Golston Family Partners Ltd.. These financial statements do not reflect any adjustments arising from this pending acquisition.

                              GOLSTON COMPANY, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   For the Six Months ended December 31, 1996
                                ($ in thousands)



Sales                                 $ 2,084
Cost of sales                             902
                                      -------
Gross profit                            1,181

Operating expenses:
Selling, general and administrative       726
                                      -------
Net Operating Income                      455

Other income (expense)                     (2)
                                      -------
Net income before tax                     453
Income tax provision                     (150)
                                      -------
Net income                            $   303
                                      =======

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Integrated Security Systems, Inc.
                                                   (Registrant)



March 10, 1997                              /s/ Gerald K. Beckmann
------------------                         ------------------------------------
 (Date)                                          Gerald K. Beckmann
                                              Chairman, President and CEO












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